Exhibit 4.11

                         SECOND AMENDED MODIFICATION AGREEMENT

         THIS SECOND AMENDED MODIFICATION AGREEMENT (the "Agreement") is made as of August 30, 2001 by and between SALES ONLINE DIRECT, INC., a Delaware corporation (the "Company") and AUGUSTINE FUND, L.P. (the "Buyer").

                                   WITNESSETH

         On March 23, 2000, the Company and the Buyer entered into a Securities Purchase Agreement pursuant to which the Buyer purchased from the Company a Series A Eight Percent Convertible Note convertible into shares of the Company's common stock, par value $.001 per share.

         On January 1, 2001, the parties entered into a Modification Agreement, which was amended as of July 15, 2001 ("Amended Modification Agreement").


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agrees that all references in the Modification Agreement to July 15, 2001 are revised to September 30, 2001 and all references in the Amended Modification Agreement to August 31, 2001 are revised to September 30, 2001.

         IN WITNESS WHEREOF, the Company and the Buyer have caused this Agreement to be executed under seal as of the date above written.


                                                SALES ONLINE DIRECT


                                                By:  /s/ Gregory Rotman
                                                     --------------------
                                                     Name:  Gregory Rotman
                                                     Title:  President

                                                AUGUSTINE FUND, L.P.

                                                By:  /s/ John T. Porter
                                                     --------------------
                                                     Name:  John T. Porter
                                                     Title: President, Augustine
                                                         Capital Management, LLC